UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On August 17, 2018, ViewRay, Inc. (the “Company”) issued and sold an aggregate of 18,648,649 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which included the full exercise of the underwriters’ option to purchase additional shares pursuant to an underwriting agreement dated August 14, 2018 (the “Underwriting Agreement”) by and among the Company and Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), at a price of $9.25 per share to the public. The Shares were sold in a public offering (the “Offering”) pursuant to a registration statement on Form S-3 (File No. 333-224844) (the “Registration Statement”), which was declared effective on May 18, 2018, a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Commission”) and a related registration statement on Form S-3MEF (File No. 333-226843) that was filed on August 14, 2018 with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together with the Registration Statement, the “Registration Statements”). The Company received net proceeds from the Offering of approximately $161.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make due to any such liabilities.

The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, including capital expenditures, research and development expenses, commercial expenses, clinical data generation costs and infrastructure expenses. The Company has not determined the amounts it plans to spend on any of the areas listed above or the timing of these expenditures. As a result, management of the Company will have broad discretion to allocate the net proceeds of the offerings.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated August 14, 2018 by and among the Company and Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Dated: August 20, 2018	By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer